UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2006 (May 9, 2006)
Date of Report (Date of earliest event reported)

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24015 (Commission File No.)	54-1890464 (IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2006, the Company held its Annual Meeting of Shareholders at which time the nominees for Directors of the Company, VADM E.A. Burkhalter, Jr. and James Bruno, were re-elected to the Board as Class II Directors.

On May 10, 2006 the Company received the resignation of Arthur L. Money as a member of the Board of Directors and as a member of the Audit Committee. Mr. Money’s resignation shall be effective on May 15, 2006. Mr. Money resigned for personal reasons and his resignation letter did not reference a disagreement with the Company on any matter relating to the Company’s operations, policies and practices. The Board of Directors is currently searching for his replacement.

Item 8.01 Other Events.

On May 9, 2006, the Company held its Annual Meeting of Shareholders. At the Meeting, the Shareholders (i) re-elected VADM E.A. Burkhalter, Jr. and James Bruno as Class II Directors of the Board; (ii) approved the Amendment to the Certificate of Incorporation to eliminate the staggered terms of the Board of Directors and to provide for one-year terms with the annual election of Directors; (iii) re-appointed Grant Thornton LLP as the Company’s Independent Certified Public Accountants for the upcoming year. No other matters were presented at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Thomas P. Dunne
Thomas P. Dunne, Chief Executive Officer

May 12, 2006

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